Exhibit 1.1

Execution Version

Forestar Group Inc.

5,400,000 6.00% Tangible Equity Units

Underwriting Agreement

November 21, 2013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

As representative of the several Underwriters

named in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

Forestar Group Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, an aggregate of 5,400,000 6.00% tangible equity units (the “Firm Securities”) and, at the election of the Underwriters, up to 600,00 additional 6.00% tangible equity units (the “Optional Securities”) of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

Each Security has a stated amount of $25.00 (the “Stated Amount”) and consists of (1) a prepaid stock purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Company will agree to deliver on December 15, 2016, subject to postponement in certain circumstances and subject to any early settlement of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (the “Purchase Contract Agreement”), to be dated as of the First Time of Delivery (as defined herein), among the Company, U.S. Bank National Association, as purchase contract agent (the “Purchase Contract Agent”), U.S. Bank National Association, as attorney-in-fact for the holders of the Purchase Contracts from time to time, and U.S. Bank National Association, as trustee (the “Trustee”), a number of shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and (2) a senior amortizing note with a final installment payment date of December 15, 2016 (each, an “Amortizing Note”) issued by the Company, which will have an initial principal amount of $4.2522 and will pay equal quarterly cash installments of $0.3750 (other than in the case of the installment payment due on March 15, 2014), which in the aggregate would be equivalent to 6.00% per year on the Stated Amount per Security. All references herein to the Securities include references to the Purchase Contracts and Amortizing Notes, comprising the Securities, unless the context otherwise requires.

The Amortizing Notes will be issued pursuant to an indenture, dated as of February 26, 2013 (the “Base Indenture”), between the Company and the Trustee, as supplemented by that certain supplemental indenture, between the Company and the Trustee, dated as of the First Time of Delivery (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities and the Purchase Contracts will be issued pursuant to the Purchase Contract Agreement.

The offering of the Securities, the issuance of the Purchase Contracts, the issuance of Amortizing Notes, and the issuance of the Issuable Common Stock (as defined below) upon the settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement are referred to herein collectively as the “Transactions.” This Agreement, the Securities, the Purchase Contract Agreement, the Base Indenture and the Supplemental Indenture are referred to herein as the “Transaction Documents.”

To the extent there are no additional parties listed on Schedule I other than you, the term Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

1.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-192442) in respect of the Securities and the Issuable Common Stock has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Company satisfies the eligibility requirements in existence immediately prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Securities; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and the Issuable Common Stock, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities and the Issuable Common Stock filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities and the Issuable Common Stock that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities and the Issuable Common Stock filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities and the Issuable Common Stock is hereinafter called an “Issuer Free Writing Prospectus”);

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)	For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)

The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the

Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus to the last Time of Delivery will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, or to the Company’s knowledge, any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)

The Company and its subsidiaries (i) have good and marketable title to the interests in the oil and natural gas properties underlying the estimates of Netherland, Sewell, & Associates, Inc. of the Company’s net proved reserves contained in or incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus as of the date of such estimates and (ii) have good and marketable title to, or valid leasehold interests in or easements or other limited property interests in, all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the

Pricing Prospectus or the Prospectus or such as (x) do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by them, taken as a whole, (y) would not reasonably be expected to result in a Material Adverse Effect and (z) liens permitted by the Indenture or customary agreements relating to the oil and gas properties referenced above; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, or other use agreements with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property, buildings and improvements by them, taken as a whole, or as would not reasonably be expected to result in a Material Adverse Effect;

(h)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation or organization in good standing under the laws of its jurisdiction of incorporation;

(i)	(i) The Company has authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; (ii) all of the issued shares of capital stock of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and (iii) good and valid consideration has been paid for the issued shares of capital stock of each other subsidiary of the Company that are owned directly or indirectly by the Company and (except as otherwise set forth in the Pricing Prospectus) such issued shares of capital stock are free and clear of all liens, encumbrances, equalities or claims;

(j)	The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents including, without limitation, to issue, sell and deliver the Securities and the shares of Common Stock to be issued and delivered by the Company pursuant to the Purchase Contract Agreement and the Purchase Contracts (the “Issuable Common Stock”);

(k)	Except as has been obtained as of the date hereof, no approval or authority of the stockholders or the board of directors of the Company will be required for the consummation of the Transactions;

(l)	This Agreement has been duly authorized, executed and delivered by the Company;

(m)	The Purchase Contract Agreement has been duly authorized and, when duly executed and delivered by the Company (assuming the Purchase Contract Agreement is a valid and binding obligation of the Purchase Contract Agent, as attorney-in-fact for the holders thereof and the Trustee), will be a legally binding and valid obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(n)	The Indenture has been duly authorized and, when the Indenture has been duly executed and delivered by the Company (assuming that the Indenture is a valid and binding obligation of the Trustee), the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(o)	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”);

(p)	The Securities have been duly authorized and, on each Time of Delivery, when the Securities have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Purchase Contract Agreement, and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; on each Time of Delivery, the Securities will conform in all material respects as to legal matters to the description thereof contained in the Pricing Prospectus and the Prospectus;

(q)	The Amortizing Notes have been duly authorized and, on each Time of Delivery, when the Amortizing Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Amortizing Notes will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; on each Time of Delivery, the Amortizing Notes will conform in all material respects as to legal matters to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(r)	The Purchase Contracts have been duly authorized and, on each Time of Delivery, when the Purchase Contracts have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Purchase Contracts will be entitled to the benefits of the Purchase Contract Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; on each Time of Delivery, the Purchase Contracts will conform in all material respects as to legal matters to the descriptions thereof contained in the Pricing Disclosure Prospectus and the Prospectus.

(s)	The maximum number of shares of Issuable Common Stock (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Pricing Prospectus) have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contracts and the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar right and will conform in all material respects as to legal matters to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(t)	The Company has made application to list the Securities on the New York Stock Exchange;

(u)	Prior to the date hereof, neither the Company nor any of its controlled affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(v)	The issue and sale of the Securities and the performance by the Company of its obligations under the Transaction Documents and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws (or similar governing document) of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of clauses (i) or (iii) above as would not reasonably be expected to result in a Material Adverse Effect or any material adverse effect on the ability of the Company to consummate any of the Transactions; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities (including issuance of the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts) or the consummation by the Company of the Transactions except such as have been obtained under the Act and the Trust Indenture Act and for such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (ii) the failure of which to be obtained or made would not reasonably be expected to result in a Material Adverse Effect or any material adverse effect on the ability of the Company to consummate any of the Transactions;

(w)	Neither of the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws (or similar governing document) or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) above, as would not reasonably be expected to result in a Material Adverse Effect;

(x)	The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Units,” “Description of the Purchase Contracts,” “Description of the Amortizing Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities and the Common Stock and under the captions “U.S. Federal Income Tax Considerations” and “Underwriting” (except to the extent provided by the Underwriters for inclusion therein), insofar as they purport to describe the provisions of the laws and documents referred to therein and any legal conclusions with respect thereto, are accurate and fair;

(y)	Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to any of the Company or its subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate any of the Transactions; and, neither the Company nor any of its subsidiaries have received written notice that any such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(z)	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aa)	The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) such taxes that are currently being contested in good faith and for which adequate reserves have been created by the Company and its subsidiaries to the extent required by U.S. generally accepted accounting principles (“GAAP”) or (ii) such failures to pay or to file as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies (i) that are currently being contested in good faith and for which adequate reserves have been created by the Company and its subsidiaries to the extent required by GAAP or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective as set forth in the certifications in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the three month period ended March 31, 2013, the three and six month periods ended June 30, 2013 and the three and nine month periods ended September 30, 2013, pursuant to Exchange Act Rule 13a-14a, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(cc)	Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(dd)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as set forth in the certifications in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the three month period ended March 31, 2013, the three and six month periods ended June 30, 2013 and the three and nine month periods ended September 30, 2013 required pursuant to Exchange Act Rule 13a-14a;

(ee)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ff)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company;

(gg)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(hh)	Netherland, Sewell, & Associates, Inc., who issued reports with respect to oil and natural gas reserves held by the Company as of December 31, 2012, 2011 and 2010, and who has delivered the letters referred to in Section 8(l) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company;

(ii)

The information contained in the Registration Statement, Pricing Prospectus and Prospectus regarding estimates of reserves is based upon the reserve reports prepared by Netherland, Sewell, & Associates, Inc.; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, or as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company or any of its subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and estimates of such reserves and present values as described in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act;

(jj)	Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its subsidiaries are and have been in compliance with any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries have all permits, authorizations, licenses, registrations, certificates, and approvals required under any applicable Environmental Laws and have been in compliance with their requirements, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company or any of its subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or under any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; (v) there are no proceedings that are pending, or that are known to be threatened, against the Company or any of its subsidiaries under any applicable Environmental Laws in which a governmental body or agency is also a party, other than such proceedings that are reasonably expected to result in monetary sanctions of less than $100,000; and (vi) none of the Company or any of its subsidiaries anticipate to make capital expenditures over the next twelve months relating to Environmental Laws, except such as would not, individually or in the aggregate, have a Material Adverse Effect;

(kk)

The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the financial data set forth under the caption “Summary – Summary Historical Consolidated Financial and Other

Data” in the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein and present fairly in all material respects the financial position and results of operations of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods indicated; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ll)	Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(mm)	(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

2.	Subject to the terms and conditions and representations and warranties herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.25 per Security, the respective number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 600,000 Optional Securities, at the purchase price per Security set forth in the paragraph above. The option hereby granted may be exercised in whole or in part at any time from time to time (subject to the immediately following sentence) upon written notice by the Representative to the Company setting forth the number of Optional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Securities. Any such Optional Time of Delivery shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option nor later than 13 days from, and including, the First Time of Delivery (as defined in Section 4(a) hereof), nor in any event prior to the First Time of Delivery.

3.	Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a)	The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. Unless otherwise agreed, the Company will cause the form of global securities representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of Latham & Watkins LLP, 885 Third Ave, New York, New York 10022 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November 27, 2013 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of your election to purchase such Optional Securities or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, any time and date for delivery of Optional Securities, if not the First Time of Delivery, is herein called an “Optional Time of Delivery”, and each such time and date for delivery of Securities is herein called a “Time of Delivery”.

(b)	The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)

To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery (other than as required by the Commission or applicable law) which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form reasonably approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection pursuant to Rule 401(g)(2) under the Act, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)	If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)

If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or (ii) to file a general consent to service of process in any jurisdiction;

(e)	Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus (which, for purposes of this Section 5(e), shall not include the documents incorporated by reference therein) in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities and the shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)	To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)	During the period beginning from the date hereof and continuing to and including the date 60 days after the Time of Delivery, except as disclosed in the Pricing Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or the Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on the date of this Agreement and the filing of a registration statement on Form S-8 relating to such securities, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without your prior written consent; or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without your prior written consent;

(h)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)	To reserve and keep available at all times, free of preemptive rights, the maximum number of shares of Issuable Common Stock issuable under the Purchase Contract Agreement (calculated assuming settlement of the Purchase Contracts at the “maximum settlement rate,” as such term is defined in the Pricing Disclosure Package);

(j)	To use its commercially reasonable efforts to list, subject to notice of issuance, the Securities and the maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts on the New York Stock Exchange;

(k)	To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act (other than fees previously paid and being utilized by the Company pursuant to Rule 457(p) under the Act) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(l)	The Company will not, between the date hereof and the Closing Date, do or authorize any act or thing that would result in an adjustment of the settlement rates of the Purchase Contracts.

6.

(a)	(i)The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)	The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the last Time of Delivery any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.

The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Issuable Common Stock under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Issuable Common Stock for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) all fees and expenses in connection with listing of the Securities and the Issuable Common Stock on the New York Stock Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing certificates for the Securities; (viii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (ix) the fees and expenses of the Trustee and any agents of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Amortizing Notes and the Securities; (x) the fees and expenses of the Purchase Contract Agent in connection with the Purchase Contracts, the Purchase Contract Agreement and the Securities; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided that the maximum fees and disbursements of counsel to the Underwriters pursuant to clauses (iii) and (vi) of this Section 7 shall be, in the aggregate, $15,000. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)	Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you its written opinion and negative assurance letter, in each case, dated as of such Time of Delivery, in form and substance reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion, tax opinion and negative assurance letter, each dated as of such Time of Delivery, each in form and substance reasonably acceptable to you, substantially to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, respectively;

(d)	On the date of the Prospectus at a time substantially concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, with respect to the audited and unaudited financial statements and other financial and accounting information of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus in form and substance satisfactory to you to the effect set forth in Annex I hereto (a form of the letter delivered substantially concurrently with the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto);

(e)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)	The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i)	The Company will have made application to list the Securities on the New York Stock Exchange and the maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(j)	The Company shall have obtained and delivered to the Underwriter on or prior to the date of this Agreement executed copies of an agreement from all directors and officers of the Company listed in Schedule III, substantially to the effect set forth in Annex II hereof;

(k)	The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;

(l)	On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Netherland, Sewell, & Associates, Inc. shall have furnished to you a letter dated the respective dates of delivery thereof, containing statements and information with respect to certain matters relating to information about the reserves of the Company contained in the Pricing Prospectus and the Prospectus to the effect set forth in Annex III hereto (a form of the letter delivered substantially concurrently with the execution of this Agreement is attached as Annex III(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex III(b) hereto); and

(m)	The Company, the Purchase Contract Agent and the Trustee shall have executed and delivered the Purchase Contract Agreement and the Underwriters shall have received copies, conformed and executed, thereof.

9. (a)	The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)

Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act and (ii) the fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction) for the Company, its directors and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Goldman, Sachs & Co. In the case of any such separate firm for the Company, its directors and each person, if any, who controls the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)

The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this

Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a)	If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Optional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not have any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as representative at Goldman, Sachs & Co. 200 West Street, New York, New York 10282-2198, Attention: Registration Department and with a copy to Latham & Watkins LLP, 885 Third Ave, New York, New York 10022; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.	The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and its employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means the U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Forestar Group Inc.

By:	/s/ Christopher L. Nines
Name: Christopher L. Nines
Title: Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Daniel M. Young
	Name:	Daniel M. Young
	Title:	Managing Director
On behalf of each of the Underwriters

SCHEDULE I

Number of
Securities
to be
Underwriter	Purchased
Goldman, Sachs & Co	3,780,000
KeyBanc Capital Markets Inc.	675,000
JMP Securities LLC	270,000
Capital One Securities, Inc.	216,000
J.P. Morgan Securities LLC	189,000
D.A. Davidson & Co	135,000
UBS Securities LLC	135,000

Total	5,400,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)	Additional Documents Incorporated by Reference: None.

Schedule III

1.	Kenneth M. Jastrow, II

2.	James M. Decosmo

3.	Kathleen Brown

4.	William G. Currie

5.	Michael E. Dougherty

6.	James A. Johnson

7.	William C. Powers, Jr.

8.	James A. Rubright

9.	Richard M. Smith

10.	Carl A. Thomason

11.	Charles W. Matthews

12.	Bruce F. Dickinson

13.	Flavious J. Smith, Jr.

14.	Phillip J. Weber

15.	Chris L. Nines

16.	David M. Grimm

17.	Sabita C. Reddy